CURO Completes Acquisition of Heights Finance
December 28, 2021
Wichita, Kansas--(Business Wire)-- CURO Group Holdings Corp. (NYSE: CURO) (“CURO”), a tech-enabled, omni-channel consumer finance company serving non-prime and prime consumers in the U.S. and Canada, today announced that it has completed its previously announced acquisition of Heights Finance, a consumer finance company that provides installment loans and offers customary opt-in insurance and other financial products, from Milestone Partners, a private equity firm. Total consideration of $360 million is comprised of $335 million cash and $25 million of CURO common stock.
“The closing of this acquisition represents a key strategic milestone for CURO and we are looking forward to capitalizing on the significant growth opportunities that Heights Finance brings to our business," said Don Gayhardt, CEO of CURO. “The acquisition accelerates CURO’s strategic transition in the U.S. toward longer term, higher balance and lower rate credit products which provides the company with access to a larger addressable market while mitigating regulatory risk.”
As previously announced, the transaction is anticipated to be immediately accretive to CURO’s earnings. The acquisition’s aggregate purchase price of $360 million represents 6.5x Heights Finance’s 2022 estimated adjusted earnings before taxes of $55 million.
CURO's management team plans to discuss its quarterly and annual results and business outlook during its fourth quarter 2021 earnings conference call, which will be scheduled in January 2022.
About CURO
CURO Group Holdings Corp. (NYSE: CURO) serves the evolving needs of the financial consumer. In 1997, the Company was founded in Riverside, California by three Wichita, Kansas childhood friends to meet the growing consumer need for short-term loans. Their success led to opening stores across the United States, later expanding to offer online loans and financial services in the United States and Canada and now broadening into a full-spectrum consumer lender through the point-of-sale / buy-now-pay-later channel. CURO combines its market expertise with a fully integrated technology platforms, an omni-channel approach and advanced credit decisioning to provide an array of credit products across all mediums. CURO operates under a number of brands including Speedy Cash®, Rapid Cash®, Cash Money®, LendDirect®, Flexiti®, Avío Credit®, Opt+® and Revolve Finance®. With over 20 years of operating experience, CURO provides financial freedom to non-prime consumers.
About Heights Finance
Based in Greenville, S.C., with offices and branch locations in the states of Alabama, Georgia, Texas, Oklahoma, South Carolina, Wisconsin, Illinois, Missouri, Indiana, Kentucky and Tennessee, Heights Finance offers short- and long-term personal loans designed to help hardworking Americans get the money they need quickly. The company is a proud member of the American Financial Services Association (AFSA) and currently has a 4.9 Trustpilot customer rating.

Forward-Looking Statements
This press release contains forward-looking statements. These forward-looking statements include statements regarding projections, estimates and assumptions about the impact of the transaction on us, including our belief that the acquisition will allow us to capitalize on growth opportunities, accelerate our transition into longer term, higher balance and lower rate credit products, provide access to a larger addressable market while mitigating regulatory risk and immediately be accretive to our earnings. In addition, words such as “guidance,” “estimate,” “anticipate,” “believe,” “forecast,” “step,” “plan,” “predict,” “focused,” “project,” “is likely,” “expect,” “intend,” “should,” “will,” “confident,” variations of such words and similar expressions are intended to identify forward-looking statements. The ability to achieve these forward-looking statements is based on certain assumptions, judgments and other factors, both within and outside of our control, that could cause actual results to differ materially from those in the forward-looking statements, including failure to realize the anticipated benefits of the acquisition; risks relating to the uncertainty of projected financial information; the effects of competition on the combined company’s future business; our ability to attract and retain customers; market, financial, political and legal conditions; the impact of COVID-19 pandemic or any other global event on the combined company’s business and the global economy; our dependence on third-party lenders to provide the cash we need to fund our loans and our ability to affordably access third-party financing; errors in our internal forecasts; our level of indebtedness; our ability to integrate acquired businesses; actions of regulators and the negative impact of those actions on our business; our ability to protect our proprietary technology and analytics and keep up with that of our competitors; disruption of our information technology systems that adversely affect our business operations; ineffective pricing of the credit risk of our prospective or existing customers; inaccurate information supplied by customers or third parties that could lead to errors in judging customers’ qualifications to receive loans; improper disclosure of customer personal data; failure of third parties who provide products, services or support to us; any failure of third-party lenders upon whom we rely to conduct business in certain states; disruption to our relationships with banks and other third-party electronic payment solutions providers as well as other factors discussed in our filings with the Securities and Exchange Commission. These projections, estimates and assumptions may prove to be inaccurate in the future. These forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. There may be additional risks that we presently do not know or that we currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual future results. We undertake no obligation to update, amend or clarify any forward-looking statement for any reason.

Investor Relations:
Roger Dean
Executive Vice President and Chief Financial Officer
Phone: 844-200-0342
Email: IR@curo.com

Or
Financial Profiles, Inc.
Curo@finprofiles.com

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